UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 21, 2005

Golden Telecom, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27423	51-0391303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Rep. Office Golden TeleService, Inc., 1 Kozhevnichesky Proezd, Moscow, Russia,		115114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(011-7-501) 797-9300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2005, Golden Telecom, Inc. (the "Company" or "GTI") notified Alexander Vinogradov, President and Chief Executive Officer, that 6,500 restricted shares are to be settled into a trust on his behalf. Under the Company's 1999 Equity Participation Plan, as amended, certain employees of the Company and its affiliates are granted Company restricted stock. Owing to ambiguities and inconsistencies in the legislation of the countries in which some of our employees live, the Compensation Committee of the Board of Directors of the Company decided not to issue restricted stock to the Company's Russian employees, including Mr. Vinogradov. Instead, as part of the Company's key employee incentive and retention policy, the Company issues restricted stock to a trust in numbers corresponding to the level of financial incentive the Company wishes to award its eligible employees. When eligible employees, including Mr. Vinogradov, desire and are eligible to receive the economic benefit of the restricted stock, they inform the Company and the Company, in turn, advises the trustee, who sells an appropriate number of shares of restricted stock for contribution to the trust. Upon request of the Company and the employee, the funds available in the trust may be disbursed to eligible employees in the form of incentive bonuses. A copy of the Restricted Stock Award letter to Mr. Vinogradov is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Provided that Mr. Vinogradov continues as an employee of the Company, the restrictions on one-third of the shares (2,166 shares) shall lapse on August 1, 2005 and the restrictions on the remaining two-thirds of the shares shall lapse at a rate of one twenty-fourth (180 shares) per month beginning September 1, 2005.

On July 21, 2005, the Company entered into Restricted Stock Agreements with Michal Cupa, Senior-Vice President and Chief Operating Officer, Derek Bloom, Senior-Vice President, General Counsel and Corporate Secretary and Michael Wilson, Vice President, Corporate Controller and Principal Accounting Officer, whereby the Company granted 5,500 shares of GTI's common stock to Mr. Cupa and Mr. Bloom and 2,000 shares of GTI's common stock to Mr. Wilson, subject to the terms and conditions set forth in the Restricted Stock Agreements.

Provided that Mr. Cupa continues as an employee of the Company, the restrictions on one-third of the shares (1,833 shares) shall lapse on August 1, 2005 and the restrictions on the remaining two-thirds of the shares shall lapse at a rate of one twenty-fourth (152 shares) per month beginning September 1, 2005. A copy of the Restricted Stock Agreement between GTI and Mr. Cupa is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Provided that Mr. Bloom continues as an employee of the Company, the restrictions on one-third of the shares (1,833 shares) shall lapse on January 10, 2006 and the restrictions on the remaining two-thirds of the shares shall lapse at a rate of one twenty-fourth (152 shares) per month beginning February 10, 2006. A copy of the Restricted Stock Agreement between GTI and Mr. Bloom is filed herewith as Exhibit 99.3 and incorporated herein by reference.

Provided that Mr. Wilson continues as an employee of the Company, the restrictions on one-third of the shares (667 shares) shall lapse on August 1, 2005 and the restrictions on the remaining two-thirds of the shares shall lapse at a rate of one twenty-fourth (55 shares) per month beginning September 1, 2005. A copy of the Restricted Stock Agreement between GTI and Mr. Wilson is filed herewith as Exhibit 99.4 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Restricted Stock Award letter dated July 21, 2005 to Alexander Vinogradov
99.2 Restricted Stock Agreement dated July 21, 2005 between GTI and Michal Cupa
99.3 Restricted Stock Agreement dated July 21, 2005 between GTI and Derek Bloom
99.4 Restricted Stock Agreement dated July 21, 2005 between GTI and Michael Wilson

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Telecom, Inc.

July 22, 2005	By:	/s/ Derek Bloom

Name: Derek Bloom
Title: Senior Vice-President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Restricted Stock Award letter dated July 21, 2005 to Alexander Vinogradov
99.2	Restricted Stock Agreement dated July 21, 2005 between GTI and Michal Cupa
99.3	Restricted Stock Agreement dated July 21, 2005 between GTI and Derek Bloom
99.4	Restricted Stock Agreement dated July 21, 2005 between GTI and Michael Wilson